QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2002, except for the footnote to the 2001 financial statements titled "Restatement of Consolidated Financial Statements" (not shown therein) for which the date is April 2, 2003 relating to the financial statements, which appears in deCODE genetics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers hf
Reykjavik, Iceland
December 3, 2003
/s/ Vignir Rafin Gislason

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS